UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 16, 2012, GMX Resources Inc. (“GMXR”) issued a press release providing an operational update which includes production for the quarter ended March 31, 2012. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report, which is hereby incorporated by reference into this Item 2.02.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of GMXR’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 8.01 OTHER EVENTS.

GMXR’s 2017 Senior Secured Notes have a semi-annual interest payment due the first day of June and December. GMXR has an option to pay the interest in cash (11.0% per annum) or a PIK election (9.0% per annum in cash and 4.0% per annum payable in the form of additional notes). GMXR has selected the PIK election for the interest payment due June 1, 2012. The record date for this interest payment is May 15, 2012. The PIK election will increase the outstanding principal balance of the 2017 Senior Secured Notes by $5.1 million.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated April 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: April 16, 2012	By:	/s/ James A. Merrill

Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 16, 2012.